Exhibit 99.1

LULULEMON ATHLETICA INC. ANNOUNCES SECOND QUARTER FISCAL 2022 RESULTS

Revenue increased 29% to $1.9 billion
Comparable sales increased 23%, or increased 25% on a constant dollar basis
Diluted EPS of $2.26, Adjusted EPS of $2.20
Vancouver, British Columbia – September 1, 2022 – lululemon athletica inc. (NASDAQ:LULU) today announced financial results for the second quarter of fiscal 2022.
Calvin McDonald, Chief Executive Officer, stated: "The momentum in our business continued in the second quarter, fueled by strong guest response to our product innovations, community activations, and omni experience. I would like to express my gratitude to our teams around the world for their continued dedication and enthusiasm for our brand, which enabled us to generate this elevated level of performance. As we look ahead, we're excited about our ability to successfully deliver against our Power of Three ×2 growth plan and create ongoing value for all our stakeholders."
The adjusted non-GAAP financial measures below exclude a gain on the sale of an administrative building in fiscal 2022 and certain costs incurred in connection with the acquisition of MIRROR in fiscal 2021, and the related tax effects.
The fiscal year ending January 29, 2023 is referred to as "2022", the fiscal year ended January 30, 2022 is referred to as "2021", and the fiscal year ended February 2, 2020 is referred to as "2019".
For the second quarter of 2022, compared to the second quarter of 2021:
•Net revenue increased 29% to $1.9 billion.
–Net revenue increased 28% in North America, and increased 35% internationally.
•Total comparable sales increased 23%, or 25% on a constant dollar basis.
–Comparable store sales increased 16%, or 18% on a constant dollar basis.
–Direct to consumer net revenue increased 30%, or 32% on a constant dollar basis.
•Direct to consumer net revenue represented 42% of total net revenue compared to 41% for the second quarter of 2021.
•Gross profit increased 25% to $1.1 billion and gross margin decreased 160 basis points to 56.5%.
•Income from operations increased 38% to $401.2 million. Adjusted income from operations increased 31%.
•Operating margin increased 140 basis points to 21.5%. Adjusted operating margin increased 30 basis points.
•Income tax expense increased 35% to $111.8 million. The effective tax rate for the second quarter of 2022 was 27.9% compared to 28.5% for the second quarter of 2021. The adjusted effective tax rate was 28.2% compared to 27.9% for the second quarter of 2021.
•Diluted earnings per share were $2.26 compared to $1.59 in the second quarter of 2021. Adjusted diluted earnings per share were $2.20 compared to $1.65 in the second quarter of 2021.
•The Company repurchased 0.4 million shares of its own common stock at an average price of $298.38 per share for a total cost of $125.3 million.
•The Company opened 21 net new company-operated stores during the second quarter, ending with 600 stores.
For the second quarter of 2022, compared to the second quarter of 2019:
•Net revenue increased by $1.0 billion, or 112%, representing a three-year compound annual growth rate of 28%.
•Gross margin increased 150 basis points.
•Operating margin increased 250 basis points. Adjusted operating margin increased 190 basis points.
•Diluted earnings per share were $2.26 compared to $0.96 in the second quarter of 2019. Adjusted diluted earnings per share were $2.20 for the second quarter of 2022.

Meghan Frank, Chief Financial Officer, stated: "Our teams continue to execute at a high level, which is driving our strong financial and business performance. Despite the challenges around us in the macro-environment, guest traffic in our stores and on our e-commerce sites remains robust, which speaks to the strength of our multi-dimensional operating model. I am pleased with our start to the third quarter and believe we are well positioned for the fall and holiday seasons."
Balance sheet highlights
The Company ended the second quarter of 2022 with $498.8 million in cash and cash equivalents and the capacity under its committed revolving credit facility was $394.8 million.
Inventories at the end of the second quarter of 2022 increased 85% to $1.5 billion compared to $0.8 billion at the end of the second quarter of 2021. On a unit basis inventory increased 64%, representing a three-year compound annual growth rate of 38%, which is inclusive of two-percentage points for in-transit inventories. The Company believes its inventories are well positioned to support its expected revenue growth in the third quarter.
2022 Outlook
For the third quarter of 2022, the Company expects net revenue to be in the range of $1.780 billion to $1.805 billion, representing a three-year compound annual growth rate of approximately 25%. Diluted earnings per share are expected to be in the range of $1.90 to $1.95 for the quarter.
For 2022, the Company expects net revenue to be in the range of $7.865 billion to $7.940 billion, representing a three-year compound annual growth rate of approximately 26%. Diluted earnings per share are expected to be in the range of $9.82 to $9.97 for the year and, excluding the gain on the sale of an administrative office building, adjusted diluted earnings per share are expected to be in the range of $9.75 to $9.90.
The guidance does not reflect potential future repurchases of the Company's shares.
The guidance and outlook forward-looking statements made in this press release are based on management's expectations as of the date of this press release and does not incorporate future unknown impacts, including from the spread of COVID-19. While most of the Company's retail locations are currently open; further resurgences in COVID-19, including from variants, could cause additional restrictions, including temporarily closing all or some of its retail locations again, result in lower consumer demand, and cause further disruption in its supply chain. The Company undertakes no duty to update or to continue to provide information with respect to any forward-looking statements or risk factors, whether as a result of new information or future events or circumstances or otherwise. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of risks and uncertainties, including those stated below.
Power of Three x2
Our Power of Three x2 growth plan calls for a doubling of the business from 2021 net revenue of $6.25 billion to $12.5 billion by 2026. The key pillars of the plan are product innovation, guest experience, and market expansion and the growth strategy includes a plan to double men's, double direct to consumer, and quadruple international net revenue relative to 2021.
Conference Call Information
A conference call to discuss second quarter results is scheduled for today, September 1, 2022, at 4:30 p.m. Eastern time. Those interested in participating in the call are invited to dial 1-800-319-4610 or 1-604-638-5340, if calling internationally, approximately 10 minutes prior to the start of the call. A live webcast of the conference call will be available online at: https://corporate.lululemon.com/investors/news-and-events/events-and-presentations. A replay will be made available online approximately two hours following the live call for a period of 30 days.

About lululemon athletica inc.
lululemon athletica inc. (NASDAQ:LULU) is a technical athletic apparel, footwear, and accessories company for yoga, running, training, and most other activities, creating transformational products and experiences that build meaningful connections, unlocking greater possibility and wellbeing for all. Setting the bar in innovation of fabrics and functional designs, lululemon works with yogis and athletes in local communities around the world for continuous research and product feedback. For more information, visit lululemon.com.
Non-GAAP Financial Measures
Constant dollar changes and adjusted financial results are non-GAAP financial measures. A constant dollar basis assumes the average foreign currency exchange rates for the period remained constant with the average foreign currency exchange rates for the same period of the prior year. The Company provides constant dollar changes in its results to help investors understand the underlying growth rate of net revenue excluding the impact of changes in foreign currency exchange rates.
Adjusted income from operations, operating margin, income tax expense, effective tax rates, net income, and diluted earnings per share exclude items related to the sale of an administrative office building and the MIRROR acquisition. The Company excludes the gain on disposal of assets and its income tax effect for the sale of an administrative office building in 2022. It excludes the transaction and integration costs related to the MIRROR acquisition and certain acquisition-related compensation costs, and the related income tax effects of these items in 2021.
The Company believes these adjusted financial measures are useful to investors as they provide supplemental information that enable evaluation of the underlying trend in its operating performance, and enable a more consistent comparison to its historical financial information. Further, due to the finite and discrete nature of these items, it does not consider them to be normal operating expenses that are necessary to operate the business. Management uses these adjusted financial measures and constant currency metrics internally when reviewing and assessing financial performance.
The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or with greater prominence to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the section captioned "Reconciliation of Non-GAAP Financial Measures" included in the accompanying financial tables, which includes more detail on the GAAP financial measure that is most directly comparable to each non-GAAP financial measure, and the related reconciliations between these financial measures.
Forward-Looking Statements:
This press release includes estimates, projections, statements relating to the Company's business plans, objectives, and expected operating results that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In many cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "outlook," "believes," "intends," "estimates," "predicts," "potential" or the negative of these terms or other comparable terminology. These forward-looking statements also include the Company's guidance and outlook statements. These statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: the Company's ability to maintain the value and reputation of its brand; the current COVID-19 coronavirus pandemic and related government, private sector, and individual consumer responsive actions; its highly competitive market and increasing competition; increasing costs and decreasing selling prices; its ability to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products; the acceptability of its products to guests; its ability to accurately forecast guest demand for its products; changes in consumer shopping preferences and shifts in distribution channels; its ability to expand in light of its limited operating experience and limited brand recognition in new international markets and new product categories; its ability to realize the potential benefits and synergies sought with the acquisition of MIRROR; its ability to manage its growth and the increased complexity of its business effectively; its ability to successfully open new store locations in a timely manner; seasonality; disruptions of its supply chain; its reliance on a relatively small number of vendors to supply and manufacture a significant portion of its products; suppliers or manufacturers not complying with its Vendor Code of Ethics or applicable laws; its ability to deliver its products to the market and to meet guest expectations if it has problems with its distribution system; increasing labor costs and other factors associated with the production of its products in South Asia and South East Asia; its ability to safeguard against security breaches with respect to its technology systems; its compliance with privacy and data protection laws; any material disruption of its information systems; its ability to have technology-based systems function effectively and grow its e-commerce business globally; climate change, and related legislative and regulatory responses; increased scrutiny regarding its environmental, social, and governance, or sustainability responsibilities; an economic recession, depression, or downturn or economic uncertainty in its key markets; global economic and political conditions and global events such as health pandemics; its ability to source and sell its merchandise profitably or at all if new trade restrictions are imposed or existing trade restrictions become more burdensome; changes in tax laws or unanticipated tax liabilities; its ability to comply with trade and other regulations; fluctuations in foreign currency exchange rates; imitation by its competitors; its ability to protect its intellectual property rights; conflicting trademarks and patents and the prevention of sale of certain products; its exposure to various types of litigation; and other risks and uncertainties set out in filings made from time to time with the United States Securities and Exchange Commission and available at www.sec.gov, including, without limitation, its most recent reports on Form 10-K and Form 10-Q. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.
Contacts:
Investor Contact:
lululemon athletica inc.
Howard Tubin
1-604-732-6124
or
ICR, Inc.
Joseph Teklits/Caitlin Churchill
1-203-682-8200

Media Contact:
lululemon athletica inc.
Madi Wallace
1-604-732-6124
or
Brunswick Group
Eleanor French
1-415-619-2757

lululemon athletica inc.
Condensed Consolidated Statements of Operations
Unaudited; Expressed in thousands, except per share amounts

	Second Quarter		First Two Quarters
	2022	2021	2022	2021
Net revenue	$1,868,328	$1,450,618	$3,481,791	$2,677,083
Costs of goods sold	812,852	607,932	1,555,922	1,134,083
Gross profit	1,055,476	842,686	1,925,869	1,543,000
As a percent of net revenue	56.5%	58.1%	55.3%	57.6%
Selling, general and administrative expenses	662,253	541,317	1,270,104	1,037,951
As a percent of net revenue	35.4%	37.3%	36.5%	38.8%
Amortization of intangible assets	2,195	2,195	4,390	4,390
Acquisition-related expenses	—	8,143	—	15,807
Gain on disposal of assets	(10,180)	—	(10,180)	—
Income from operations	401,208	291,031	661,555	484,852
As a percent of net revenue	21.5%	20.1%	19.0%	18.1%
Other income (expense), net	145	96	123	323
Income before income tax expense	401,353	291,127	661,678	485,175
Income tax expense	111,832	83,053	182,159	132,145
Net income	$289,521	$208,074	$479,519	$353,030

Basic earnings per share	$2.27	$1.60	$3.75	$2.71
Diluted earnings per share	$2.26	$1.59	$3.74	$2.70
Basic weighted-average shares outstanding	127,619	130,007	127,848	130,187
Diluted weighted-average shares outstanding	127,906	130,490	128,224	130,742

lululemon athletica inc.
Condensed Consolidated Balance Sheets
Unaudited; Expressed in thousands

	July 31, 2022	January 30, 2022	August 1, 2021
ASSETS
Current assets
Cash and cash equivalents	$498,831	$1,259,871	$1,170,041
Inventories	1,462,076	966,481	789,836
Prepaid and receivable income taxes	166,438	118,928	117,807
Other current assets	259,749	269,573	197,623
Total current assets	2,387,094	2,614,853	2,275,307
Property and equipment, net	1,059,859	927,710	806,387
Right-of-use lease assets	867,901	803,543	729,621
Goodwill and intangible assets, net	453,776	458,179	462,714
Deferred income taxes and other non-current assets	152,081	138,193	131,069
Total assets	$4,920,711	$4,942,478	$4,405,098
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$259,927	$289,728	$203,546
Accrued liabilities and other	345,105	330,800	302,340
Accrued compensation and related expenses	153,381	204,921	150,331
Current lease liabilities	196,259	188,996	150,087
Current income taxes payable	50,815	133,852	13,743
Unredeemed gift card liability	172,666	208,195	137,021
Other current liabilities	29,057	48,842	24,286
Total current liabilities	1,207,210	1,405,334	981,354
Non-current lease liabilities	757,865	692,056	644,734
Non-current income taxes payable	28,555	38,074	38,073
Deferred income tax liability	53,271	53,352	60,010
Other non-current liabilities	16,012	13,616	9,761
Stockholders' equity	2,857,798	2,740,046	2,671,166
Total liabilities and stockholders' equity	$4,920,711	$4,942,478	$4,405,098

lululemon athletica inc.
Condensed Consolidated Statements of Cash Flows
Unaudited; Expressed in thousands

	First Two Quarters
	2022	2021
Cash flows from operating activities
Net income	$479,519	$353,030
Adjustments to reconcile net income to net cash provided by (used in) operating activities	(625,137)	146,742
Net cash provided by (used in) operating activities	(145,618)	499,772
Net cash used in investing activities	(224,944)	(201,493)
Net cash used in financing activities	(384,576)	(290,767)
Effect of foreign currency exchange rate changes on cash	(5,902)	12,012
Increase (decrease) in cash and cash equivalents	(761,040)	19,524
Cash and cash equivalents, beginning of period	1,259,871	1,150,517
Cash and cash equivalents, end of period	$498,831	$1,170,041

lululemon athletica inc.
Reconciliation of Non-GAAP Financial Measures
Unaudited; Expressed in thousands, except per share amounts

Constant dollar changes in net revenue, total comparable sales, comparable store sales, and direct to consumer net revenue
The below changes show the change for the second quarter of 2022 compared to the second quarter of 2021.

	Net Revenue	Total Comparable Sales[1,2]	Comparable Store Sales[2]	Direct to Consumer Net Revenue
Change	29%	23%	16%	30%
Adjustments due to foreign currency exchange rate changes	2	2	2	2
Change in constant dollars	31%	25%	18%	32%
__________
(1)Total comparable sales includes comparable store sales and direct to consumer net revenue.
(2)Comparable store sales reflects net revenue from company-operated stores that have been open for at least 12 full fiscal months, or open for at least 12 full fiscal months after being significantly expanded. Comparable store sales exclude sales from stores which have been temporarily relocated for renovations or have been temporarily closed.

Adjusted financial measures
The following tables reconcile adjusted financial measures with the most directly comparable measures calculated in accordance with GAAP. The 2022 adjustments relate to the gain on sale of an administrative office building and its related tax effects. The 2021 adjustments relate to the acquisition of MIRROR and its related tax effects. Please refer to Note 4. Gain on Disposal of Assets and Note 3. Acquisition-Related Expenses included in Item 1 of Part I of the Company's Report on Form 10-Q to be filed with the SEC on or about September 1, 2022 for further information on these adjustments.

	Second Quarter 2022
	Income from Operations	Operating Margin	Income Tax Expense	Effective Tax Rate	Net Income	Diluted Earnings Per Share
GAAP results	$401,208	21.5%	$111,832	27.9%	$289,521	$2.26
Gain on disposal of assets	(10,180)	(0.6)			(10,180)	(0.07)
Tax effect of the above			(1,661)	0.3	1,661	0.01
Adjusted results (non-GAAP)	$391,028	20.9%	$110,171	28.2%	$281,002	$2.20

	First Two Quarters 2022
	Income from Operations	Operating Margin	Income Tax Expense	Effective Tax Rate	Net Income	Diluted Earnings Per Share
GAAP results	$661,555	19.0%	$182,159	27.5%	$479,519	$3.74
Gain on disposal of assets	(10,180)	(0.3)			(10,180)	(0.08)
Tax effect of the above			(1,661)	0.2	1,661	0.01
Adjusted results (non-GAAP)	$651,375	18.7%	$180,498	27.7%	$471,000	$3.67

	Second Quarter 2021
	Income from Operations	Operating Margin	Income Tax Expense	Effective Tax Rate	Net Income	Diluted Earnings Per Share
GAAP results	$291,031	20.1%	$83,053	28.5%	$208,074	$1.59
Transaction and integration costs	1,035	0.1			1,035	0.01
Acquisition-related compensation	7,108	0.4			7,108	0.05
Tax effect of the above			434	(0.6)	(434)	—
Adjusted results (non-GAAP)	$299,174	20.6%	$83,487	27.9%	$215,783	$1.65

	First Two Quarters 2021
	Income from Operations	Operating Margin	Income Tax Expense	Effective Tax Rate	Net Income	Diluted Earnings Per Share
GAAP results	$484,852	18.1%	$132,145	27.2%	$353,030	$2.70
Transaction and integration costs	1,531	0.1			1,531	0.01
Acquisition-related compensation	14,276	0.5			14,276	0.11
Tax effect of the above			806	(0.7)	(806)	(0.01)
Adjusted results (non-GAAP)	$500,659	18.7%	$132,951	26.5%	$368,031	$2.81

Expected adjusted earnings per share

Fiscal 2022
Expected diluted earnings per share range	$9.82 to $9.97
Gain on disposal of assets, net of tax	(0.07)
Expected adjusted earnings per share range (non-GAAP)	$9.75 to $9.90

lululemon athletica inc.
Company-operated Store Count and Square Footage1
Square Footage Expressed in Thousands

	Number of Stores Open at the Beginning of the Quarter	Number of Stores Opened During the Quarter	Number of Stores Closed During the Quarter	Number of Stores Open at the End of the Quarter
3rd Quarter 2021	534	19	1	552
4th Quarter 2021	552	23	1	574
1st Quarter 2022	574	6	1	579
2nd Quarter 2022	579	22	1	600

	Total Gross Square Feet at the Beginning of the Quarter	Gross Square Feet Added During the Quarter[2]	Gross Square Feet Lost During the Quarter[2]	Total Gross Square Feet at the End of the Quarter
3rd Quarter 2021	1,905	99	2	2,002
4th Quarter 2021	2,002	126	3	2,125
1st Quarter 2022	2,125	32	2	2,155
2nd Quarter 2022	2,155	105	2	2,258
 __________
1Company-operated store count and square footage summary excludes retail locations operated by third parties under license and supply arrangements.
2Gross square feet added/lost during the quarter includes net square foot additions for company-operated stores which have been renovated or relocated in the quarter.